UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    April 17, 2006

Poore Brothers, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14556	86-0786101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 S. La Cometa Dr. Goodyear, AZ	85338
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (623) 932-6200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Eric J. Kufel, Chief Executive Officer

On April 17, 2006, the Company’s Board of Directors granted Mr. Kufel a stock option under the Poore Brothers, Inc. 2005 Equity Incentive Plan (the ”Plan”) to purchase 200,000 shares of our common stock at an exercise price of $2.81 per share (fair value at date of grant). The option vests over three years from the date of grant (such vesting to accelerate on a change of control), has a term of five years and is otherwise consistent with the Form of Employee Incentive Stock Option Agreement – 2005 Equity Incentive Plan, filed as Exhibit 10.56 to our Annual Report on Form 10-K and incorporated herein by reference.

Terry E. McDaniel, Chief Operating Officer

On April 17, 2006, in accordance with Mr. McDaniel’s employment agreement, the Company’s Board of Directors granted Mr. McDaniel a stock option under the Plan to purchase 100,000 shares of our common stock at an exercise price of $2.81 per share (fair value at date of grant). The option vests over three years from the date of grant, has a term of five years and is otherwise consistent with the Form of Employee Incentive Stock Option Agreement – 2005 Equity Incentive Plan, filed as Exhibit 10.56 to our Annual Report on Form 10-K and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poore Brothers, Inc.
(Registrant)

Date	April 21, 2006
/s/ Eric J. Kufel
(Signature)

Eric J. Kufel
Chief Executive Officer